UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2017

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2017, Evercore Partners Inc. (“Evercore”), as general partner of Evercore LP, a Delaware limited partnership and subsidiary of Evercore (the “Partnership”), entered into the Sixth Amended and Restated Limited Partnership Agreement (the “LP Agreement”) with the Limited Partners (as defined therein), which amends the terms of previously issued Class H interests to become Class J units of the Partnership.

Class H interests were issued in 2014 by the Partnership in connection with the acquisition of the operating businesses of International Strategy & Investment and the purchase by the Partnership of the portion of its Institutional Equities business that it did not then own. Class H interests would have converted into a number of Class E units of the Partnership in February of 2018, 2019 and 2020 depending on the performance of the Evercore ISI business.

Pursuant to the LP Agreement, all outstanding Class H interests have now been exchanged for Class J units at a rate of 0.47 Class J units for each Class H interest held. As a result, no Class H interests remain outstanding. Class J interests differ from Class H interests in that they do not contain performance conditions and instead convert into Class E units of the Partnership on a one-for-one basis in one-third installments in February of 2018, 2019 and 2020. Class J units have the same vesting and delivery schedule, acceleration and forfeiture triggers, and distribution rights as the Class H interests.

Following conversion, each Class E unit can be exchanged for one share of Evercore Class A common stock, subject to timing and other limitations.

In connection with the amendment of Class H interests to become Class J units, each holder of Class J units will be issued one share of Evercore Class B common stock, which will entitle each holder to one vote on all matters submitted generally to holders of Class A and Class B common stock for each Class E unit and Class J unit held.

The foregoing summary of the LP Agreement is qualified in its entirety by the full text of the LP Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amended and Restated Limited Partnership Agreement of Evercore LP, dated as of July 26, 2017, by and among Evercore Partners Inc., as general partner, and the Limited Partners (as defined therein) of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Adam B. Frankel
Name:	Adam B. Frankel
Title:	General Counsel

Dated: July 28, 2017